Microbot Medical’s Self-Cleaning Shunt Awarded a Grant by the European Commission

Non-Dilutive Grant Strengthens Balance Sheet for Further Milestone Achievements

Hingham, MA – April 12, 2018 – Microbot Medical Inc. (NASDAQ CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced the European Commission, recognized the Company’s innovative Self-Cleaning Shunt (SCS) product and awarded the Company a non-dilutive grant to continue developing the SCS. The Commission’s decision, in part, is based upon substantial demand for the SCS with the potential to create new market opportunities.

“The acknowledgment by the European Commission and awarding of the grant is yet another vote of confidence in the continued development process of our unique technology, size of the unmet medical need that we are solving and the value proposition of our SCS product,” commented Harel Gadot, Microbot’s Chief Executive Officer, President and Chairman. “We continue focusing on our primary objectives to build shareholder value, one of which is to strengthen our balance sheet through non-dilutive sources, to ensure we continue our development and commercialization plans flawlessly. This achievement, coupled with additional milestones we are expecting in the near term such as closing the CardioSert acquisition and completing the two ongoing studies related to our lead SCS product, will ensure momentum over the foreseeable future.”

The current approved 50,000€ grant which the Company can submit an additional request in six months for a higher grant up to 2,000,000€, will be used for the continued development of the Company’s Self Cleaning Shunt (SCS) product. The Company believes that it will reach its anticipated development milestones for its SCS, including its submission with the US Food and Drug Administration (FDA) in late 2018 or early 2019.

About Microbot Medical, Inc.

Microbot was founded in 2010, which commenced operations in 2011, and became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its further evaluation of the CardioSert technology, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305